Exhibit 10.1

INCREMENTAL FACILITY AMENDMENT

by and among

GRAPHIC PACKAGING INTERNATIONAL, LLC,

as Borrower,

THE GUARANTORS PARTY HERETO,

THE DELAYED DRAW INCREMENTAL TERM LOAN LENDER PARTY HERETO

and

BANK OF AMERICA, N.A.,

as Administrative Agent

Dated as of October 31, 2025

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

as the Delayed Draw Incremental Term Loan Lead Arranger

$400,000,000 DELAYED DRAW INCREMENTAL TERM FACILITY

INCREMENTAL FACILITY AMENDMENT

This Incremental Facility Amendment (this “Agreement”), dated as of October 31, 2025 (the “Delayed Draw Incremental Term Facility Effective Date”), is made by and among GRAPHIC PACKAGING INTERNATIONAL, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors signatory hereto, BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as Administrative Agent under the Credit Agreement described below (in such capacity, the “Administrative Agent”) and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as sole lead arranger and bookrunner for the Delayed Draw Incremental Term Facility referred to below (in such capacity, the “Delayed Draw Incremental Term Loan Lead Arranger”), and, as sole initial lender under the Delayed Draw Incremental Term Facility (in such capacity, the “Delayed Draw Incremental Term Loan Lender”).

RECITALS:

A. The Borrower, the other borrowers from time to time party thereto, the Administrative Agent, and the banks and other financial institutions from time to time party thereto have entered into that certain Fifth Amended and Restated Credit Agreement, dated as of June 3, 2024 (as amended, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement).

B. The Borrower and the Guarantors have entered into that certain Fifth Amended and Restated Guarantee and Collateral Agreement dated as of June 3, 2024 (as in effect on the date hereof, the “Guarantee and Collateral Agreement”) (i) pursuant to which the Guarantors have guaranteed the payment and performance of the obligations of the Borrower and the other borrowers from time to time party thereto under the Credit Agreement and the other Loan Documents, and (ii) which secures the Obligations of the Loan Parties under the Credit Agreement and other Loan Documents.

C. The Borrower has requested that Rabobank, as Delayed Draw Incremental Term Loan Lead Arranger, arrange and, as Delayed Draw Incremental Term Loan Lender, provide a senior delayed draw term loan facility in the principal amount of $400,000,000 (the “Delayed Draw Incremental Term Facility”, the loan thereunder, the “Delayed Draw Incremental Term Loan”). The Delayed Draw Incremental Term Facility is to be documented as an incremental term loan tranche under the Credit Agreement pursuant to this Agreement, all as set forth herein.

D. The Delayed Draw Incremental Term Loan Lender is willing to provide the Delayed Draw Incremental Term Facility, on the terms and conditions contained in this Agreement and in Section 2.6 of the Credit Agreement.

In furtherance of the foregoing, the parties agree as follows:

1. Amendments. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Credit Agreement is hereby amended by adding the following new sentence at the end of subsection 4.2(d):

“Notwithstanding the foregoing, any prepayment amount required to be applied from time to time to that certain Delayed Draw Incremental Term Loan (as defined below) in accordance with the first sentence of this subsection 4.2(d) shall be applied to the principal installment payment of the Delayed Draw Incremental Term Loan due at maturity. For purposes hereof, “Delayed Draw Incremental Term Loan” shall have the meaning assigned thereto under that certain Incremental Facility Amendment dated as of October 31, 2025 by and among the Company, as borrower, the Guarantors signatory thereto, the Administrative Agent and Coöperatieve Rabobank U.A., New York Branch, as sole lead arranger and bookrunner, and, as sole lender.”

The amendments to the Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement are intended to be affected hereby.

2. Agreements related to Delayed Draw Incremental Term Facility.

(a) Delayed Draw Incremental Term Facility. Pursuant to Section 2.6 of the Credit Agreement, the Delayed Draw Incremental Term Facility is hereby established under the Credit Agreement on the terms set forth below.

(b) Principal Amount. The aggregate principal amount of the Delayed Draw Incremental Term Loan Lender’s commitment with respect to the Delayed Draw Incremental Term Facility is FOUR HUNDRED MILLION DOLLARS ($400,000,000) (the “Delayed Draw Incremental Commitment”). The Borrower’s obligations with respect to the Delayed Draw Incremental Term Loan shall constitute Obligations under the Credit Agreement, and the Delayed Draw Incremental Term Loan will be guaranteed and will rank pari passu in right of payment and security with the Loans outstanding as of the date hereof.

(c) Availability/Borrowing. The Delayed Draw Incremental Term Loan shall be funded in Dollars in a single drawing on such date (as selected by the Borrower in accordance with this paragraph) during the period from and including March 15, 2026 and ending on April 15, 2026 (the “Delayed Draw Availability Period”). The date on which the Delayed Draw Incremental Term Loan is actually funded shall be referred to as the “Borrowing Date”. The Borrower shall provide the Administrative Agent and the Delayed Draw Incremental Term Loan Lead Arranger a duly executed borrowing notice substantially consistent (where applicable) with Exhibit G (Loan Notice) to the Credit Agreement not later than (x) 1:00 p.m. three (3) Business Days prior to the requested date of Borrowing for a Delayed Draw Incremental Term Loan that shall consist of a Term SOFR Loan and (y) 12:00 noon two (2) Business Days prior to the requested date of any Borrowing if the Delayed Draw Incremental Term Loan shall consist of a Base Rate Loan. The obligation of the Delayed Draw Incremental Term Loan Lender to honor such Request for Credit Extension is subject to the satisfaction or waiver of the conditions precedent set forth in subsections 6.2(a) and (b) of the Credit Agreement and Section 2(d) of this Agreement. After its initial Borrowing, the Delayed Draw Incremental Term Loan may be continued as a Term SOFR Loan, converted from Term SOFR Loans to Base Rate Loans, or converted from Base Rate Loans to Term SOFR Loans, subject to notice being received by the Administrative Agent and Delayed Draw Incremental Term Loan Lead Arranger not later than 1:00 p.m. two (2) Business Days prior to the requested date of any conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and otherwise in accordance with Section 2.2 of the Credit Agreement; provided, during the existence of a Specified Default, no Delayed Draw Incremental Term Loans may be converted to or continued as Term SOFR Loans without the consent of the Lenders holding more than 50% of the total outstanding Delayed Draw Incremental Term Loan on such date. Once repaid, the Delayed Draw Incremental Term Loan may not be reborrowed.

(d) Condition to Borrowing. As a condition precedent to the Delayed Draw Incremental Term Loan Lender funding the Delayed Draw Incremental Term Loan, the Delayed Draw Incremental Term Loan Lead Arranger shall have received (x) a certificate, dated the Borrowing Date and signed by a Responsible Officer of the Borrower, certifying that, before and after giving effect to the Delayed Draw Incremental Term Loan, (1) the Loan Parties are in compliance with the conditions set forth in subsections 6.2(a) and (b) of the Credit Agreement, it being understood that all references to “the date of such Borrowing” in such Section 6.2 of the Credit Agreement shall be deemed to refer to the Borrowing Date, (2) the Borrower shall be in Pro Forma Compliance, and (3) the Delayed Draw Incremental Term Loan is permitted to be incurred as Inside Maturity Indebtedness under the Credit Agreement, and (y) such evidence regarding the use of the proceeds for the repayment of the 2021 Senior Secured 5-Year Notes as the Delayed Draw Incremental Term Loan Lead Arranger may reasonably request.

(e) Maturity Date; Repayment. The maturity date for the Delayed Draw Incremental Term Loan shall be June 30, 2027 (the “Delayed Draw Incremental Term Loan Maturity Date”). The Borrower shall repay in full the unpaid principal amount of the Delayed Draw Incremental Term Loan on the Delayed Draw Incremental Term Loan Maturity Date.

(f) Ticking and Commitment Fee. The Borrower agrees to pay to the Delayed Draw Incremental Term Loan Lead Arranger, for the account of each Delayed Draw Incremental Term Loan Lender, subject to adjustment as provided in Section 2(i) of this Agreement, a ticking and commitment fee, in Dollars, for the period from and including the Delayed Draw Incremental Facility Effective Date to the earlier of (x) the date of funding of the Delayed Draw Incremental Term Loan, and (y) the last day of the Delayed Draw Availability Period, computed at the Commitment Fee Rate (as determined in the Pricing Grid set forth in Section 2(h) below) multiplied by the Delayed Draw Incremental Commitment during such period, with such fee being payable monthly in arrears on the second Business Day of each month, and on the earliest of the date of funding of the Delayed Draw Incremental Term Loan, the last day of the Delayed Draw Availability Period, or such earlier date as the Delayed Draw Incremental Commitment shall terminate as provided in the Credit Agreement.

(g) Interest Rate. The Delayed Draw Incremental Term Loan shall bear interest at a rate equal to (i) the Base Rate plus the Applicable Margin set forth in the Pricing Grid below or (ii) (x) at the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of the Interest Period for such Delayed Draw Incremental Term Loan; provided that if the rate is not published prior to 11:00 a.m. on such determination date, then at the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, plus (y) the Applicable Margin set forth in the Pricing Grid in Section 2(h) below, as selected by the Borrower. Each Base Rate Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the Base Rate for such day plus the Applicable Margin in effect for such day. Each Term SOFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Term SOFR Screen Rate determined for such day plus the Applicable Margin in effect for such day.

(h) Pricing Grid; Adjustments. For purposes of the Delayed Draw Incremental Facility, the Pricing Grid is as follows:

Consolidated Total Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Term SOFR Loans	Commitment Fee Rate
Greater than or equal to 4.00 to 1.00	0.750%	1.750%	0.25%
Greater than or equal to 3.50 to 1.00, but less than 4.00 to 1.00	0.500%	1.500%	0.20%
Greater than or equal to 2.50 to 1.00, but less than 3.50 to 1.00	0.250%	1.250%	0.15%
Less than 2.50 to 1.00	0.00%	1.00%	0.10%

The Applicable Margin shall equal (A) with respect to Base Rate Loans, 0.250% per annum, and (B) with respect to Term SOFR Loans, 1.250% per annum until the first Adjustment Date occurring after the date hereof. The Commitment Fee Rate shall equal 0.15% per annum until the first Adjustment Date occurring after the date hereof. The Applicable Margin and Commitment Fee Rate will be adjusted on each subsequent Adjustment Date to the applicable rate per annum set forth under the heading “Applicable Margin for Base Rate Loans” or “Applicable Margin for Term SOFR Loans” or “Commitment Fee Rate” as applicable on the Pricing Grid which corresponds to the Consolidated Total Leverage Ratio determined from the financial statements and compliance certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b) of the Credit Agreement as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(a) of the Credit Agreement are not delivered when due, then:

(i) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin and Commitment Fee Rate increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin and Commitment Fee Rate during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (iii) below, be the Applicable Margin and Commitment Fee Rate as so increased;

(ii) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin and Commitment Fee Rate decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin and Commitment Fee Rate shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

(iii) if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin shall be 0.750% per annum in the case of Base Rate Loans, and 1.750% per annum in the case of Term SOFR Loans and the Commitment Fee shall be 0.25% (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 9 of the Credit Agreement).

In addition, at all times while an Event of Default shall have occurred and be continuing, the Applicable Margin shall not decrease from that previously in effect as a result of the delivery of such financial statements and certificate.

(i) Default Rate. If all or a portion of (i) the principal amount of the Delayed Draw Incremental Term Loan, (ii) any interest payable thereon or (iii) any unused commitment fee or other amount payable under this Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum determined in accordance with Section 2(h) of this Agreement as of such date plus an additional margin of 2% per annum from the date of such non-payment until such amount is paid in full (as well after as before judgment). While any Event of Default specified in subsection 9(f) of the Credit Agreement exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at an interest rate per annum determined in accordance with Section 2(h) of this Agreement as of such date plus an additional margin of 2% per annum to the fullest extent permitted by applicable Laws. In each case, such adjusted rate shall constitute a Default Rate under the Credit Agreement.

(j) Interest Payment Dates.

(i) As to any Term SOFR Loan, the Interest Payment Date shall be the last day of each Interest Period applicable to such Loan and the Delayed Draw Incremental Term Loan Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

(ii) As to any Base Rate Loan, the Interest Payment Date shall be the first Business Day of each January, April, July and October and the Delayed Draw Incremental Term Loan Maturity Date.

(iii) Interest shall be payable in arrears on each Interest Payment Date and the Delayed Draw Incremental Term Loan Maturity Date (or earlier termination of the Credit Agreement), commencing with the first such date to occur after the Borrowing Date, provided that the interest accruing pursuant to Section 2(i) of this Agreement shall be payable from time to time on demand.

(k) Prepayment; Indemnity.

(i) The Borrower may any time and from time to time, upon notice to the Administrative Agent and the Delayed Draw Incremental Term Loan Lead Arranger pursuant to delivery to the Administrative Agent and the Delayed Draw Incremental Term Loan Lead Arranger of a duly executed notice of loan prepayment substantially consistent (where applicable) with Exhibit L (Notice of Loan Prepayment) to the Credit Agreement, prepay any Delayed Draw Incremental Term Loan made to it, in whole or in part, without penalty or premium; provided, that all such voluntary prepayments shall be subject to Section 4.10 of the Credit Agreement, provided, further, that such notice must be received by the Administrative Agent and the Delayed Draw Incremental Term Loan Lead Arranger three (3) Business Days prior to the date fixed for such prepayment. Each such notice shall specify the date and amount of prepayment and the interest to be paid on the prepayment date with respect to such principal amount being prepaid. Upon the receipt of any such notice the Delayed Draw Incremental Term Loan Lead Arranger shall promptly notify the Delayed Draw Incremental Term Loan Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with the amounts due pursuant to Section 4.10 of the Credit Agreement and accrued interest to such date on the amount prepaid. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of prepayment under this clause (k)(i) if such prepayment would have resulted from a refinancing of the Delayed Draw Incremental Term Loan, which refinancing shall not have been consummated or shall have otherwise been delayed. Partial prepayments pursuant to this clause (k)(i) shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

(ii) In connection with any mandatory prepayment under subsection 4.2(b) of the Credit Agreement and in accordance with subsection 4.2(c) of the Credit Agreement, the Borrower shall ensure (whether through an additional optional prepayment or otherwise) that the Delayed Draw Incremental Term Loan is prepaid on a ratable basis with the outstanding Term A-1 Loans, Term A-2 Loans, Term A-3 Loans, Term A-5 Loans, Term A-6 Loans and Euro Term Loans pursuant to subsection 4.2(d) of the Credit Agreement; it being understood that the amount of the prepayment required by subsection 4.2(b) to be applied to any Delayed Draw Incremental Term Loan shall be reduced by the portion of Net Cash Proceeds required to make corresponding mandatory prepayments of any Term A-1 Loans, any Term A-2 Loans, any Term A-3 Loans, any Term A-5 Loans, any Term A-6 Loans, any Euro Term Loans, any pari passu Incremental Term Loans and any other pari passu Indebtedness incurred pursuant to subsection 8.2(e)(i) or (e)(ii) of the

Credit Agreement then outstanding that requires such corresponding mandatory prepayment; provided that (x) such prepayment of the Delayed Draw Incremental Term Loan shall be applied to the principal installment payment of the Delayed Draw Incremental Term Loan due at maturity and (y) any such mandatory prepayment shall be subject to subsection 4.2(g) of the Credit Agreement. Notwithstanding anything to the contrary in this Agreement or in the Credit Agreement, Section 4.10 of the Credit Agreement shall apply to any mandatory prepayment of any portion of the Delayed Draw Incremental Term Facility pursuant to subsection 4.2(b) of the Credit Agreement and to any payment of any portion of the applicable Delayed Draw Incremental Term Facility following an acceleration of the Loans pursuant to Section 9 of the Credit Agreement.

(l) Use of Proceeds. The proceeds of the Delayed Draw Incremental Term Loan shall be used by the Borrower solely to repay in full the 2021 Senior Secured 5-Year Notes, together with transaction costs related thereto.

(m) Incremental Facility Amendment. The parties hereto agree and acknowledge that for all purposes (A)(i) this Agreement shall be considered an “Incremental Facility Amendment”, (ii) the Delayed Draw Incremental Term Facility provided herein shall be considered an “Incremental Term Facility”, (iii) the Delayed Draw Incremental Term Loan Lender shall be considered an “Incremental Term Lender”, (iv) the borrowing to be made hereunder shall be considered an “Incremental Term Borrowing”, (v) the commitment of the Delayed Draw Incremental Term Loan Lender hereunder to make the Delayed Draw Incremental Term Loan pursuant to the terms hereof shall be considered an “Incremental Term Commitment” and (vi) the Loan made pursuant to this Section 2 shall be considered an “Incremental Term Loan”, as such terms are defined in and used in the Credit Agreement; and (B) the “Required Incremental Delayed Draw Term Loan Lenders” (as such term is defined below) shall be considered “Required Facility Lenders”, as such term is defined and used in the Credit Agreement, in respect of the Delayed Draw Incremental Term Facility and shall be afforded the protections of “Required Facility Lenders” in respect of the Delayed Draw Incremental Term Facility, to the extent set forth in subsection 11.1(a) of the Credit Agreement. Furthermore, (x) the parties hereto agree and acknowledge that for all purposes, (i) the Obligations in respect of the Delayed Draw Incremental Term Loan as provided herein shall be considered “Credit Agreement Obligations” and (ii) the Delayed Draw Incremental Term Facility as provided herein shall be considered one of the “Credit Facilities”, as such terms are defined in the Intercreditor Agreement, and (y) the parties hereto agree and acknowledge that for all purposes the Delayed Draw Incremental Term Facility as provided herein constitutes a “Credit Facility” under and as defined in the Indentures (as defined in the Credit Agreement). For purposes hereof, “Required Incremental Delayed Draw Term Loan Lenders” shall mean Incremental Delayed Draw Term Loan Lenders as of any date of determination, holding more than 50% of the sum of (a) the total outstanding Delayed Draw Incremental Term Loan on such date, and (b) the aggregate unused commitments in respect of the Delayed Draw Incremental Term Facility on such date; provided that the unused commitments in respect of the Delayed Draw Incremental Term Facility of, and the portion of the total outstanding Delayed Draw Incremental Term Loan held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Delayed Draw Term Lenders.

(n) Promissory Notes. The Borrower agrees that, in order to evidence the Delayed Draw Incremental Term Loan Lender’s Delayed Draw Incremental Term Loan, upon the request of the Delayed Draw Incremental Term Loan Lender, the Borrower will execute and deliver to the Delayed Draw Incremental Term Loan Lender a promissory note for the Delayed Draw Incremental Term Facility in form and substance as reasonably requested by the Delayed Draw Incremental Term Loan Lead Arranger, with appropriate insertions as to payee, date and principal amount, payable to the Delayed Draw Incremental Term Loan Lender and in a principal amount equal to the unpaid principal amount of the Delayed Draw Incremental Term Loan made by the Delayed Draw Incremental Term Loan Lender to the Borrower.

3. Effectiveness of Agreement and Commitments. This Agreement and the Commitments herein provided shall become effective upon the receipt by the Administrative Agent and the Delayed Draw Incremental Term Loan Lead Arranger of each of the following:

(a) Documents. The Administrative Agent and the Delayed Draw Incremental Term Loan Lead Arranger shall have received (i) counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent, each Guarantor and the Delayed Draw Incremental Term Loan Lender, (ii) if requested, a promissory note for the Delayed Draw Incremental Term Facility in form and substance as reasonably requested by the Delayed Draw Incremental Term Loan Lead Arranger executed by the Borrower in favor of the Delayed Draw Incremental Term Loan Lender; and (iii) a certificate, dated the Delayed Draw Incremental Term Facility Effective Date and signed by a Responsible Officer of the Borrower, certifying that, before and after giving effect to the Delayed Draw Incremental Term Facility (assuming the Delayed Draw Incremental Term Loan is fully drawn), (x) the Loan Parties are in compliance with the conditions set forth in subsections 6.2(a) and (b) of the Credit Agreement, it being understood that all references to “the date of such Borrowing” in such Section 6.2 of the Credit Agreement shall be deemed to refer to the Delayed Draw Incremental Term Facility Effective Date, (y) the Borrower shall be in Pro Forma Compliance, and (z) the Delayed Draw Incremental Term Loan is permitted to be incurred as Inside Maturity Indebtedness under the Credit Agreement.

(b) Legal Opinions. The Administrative Agent and the Delayed Draw Incremental Term Loan Lead Arranger shall have received the following executed legal opinions (each in form and substance reasonably satisfactory to the Administrative Agent and the Delayed Draw Incremental Term Loan Lead Arranger):

(i) the executed legal opinion of Alston & Bird LLP, special counsel to each of Intermediate Holding, the Borrower and the other Loan Parties; and

(ii) the executed legal opinion of Lauren S. Tashma, counsel to each of Intermediate Holding, the Borrower and certain other Loan Parties.

(c) Corporate Proceedings of the Borrower and the Guarantors. The Administrative Agent and the Delayed Draw Incremental Term Loan Lead Arranger shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent and the Delayed Draw Incremental Term Loan Lead Arranger, of the board of directors or comparable body of the Borrower and each Guarantor authorizing (i) the execution, delivery and performance of this Agreement, the promissory notes, if any, and the other Loan Documents to be executed by such Loan Party in connection with this Agreement, and (ii) the use of the Credit Extensions to the Borrower to occur during the Delayed Draw Availability Period, in each case certified by the Secretary or an Assistant Secretary (or other individual providing similar duties) of such Loan Party as of the Delayed Draw Incremental Term Facility Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and the Delayed Draw Incremental Term Loan Lead Arranger and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect.

(d) Governing Documents. The Administrative Agent and the Delayed Draw Incremental Term Loan Lead Arranger shall have received (i) copies of the certificate or articles of incorporation or organization and by-laws or operating agreement (or equivalent) of the Borrower and each Guarantor, certified as of the Delayed Draw Incremental Term Facility Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary (or other individual providing similar duties) of such Loan Party or (ii) certifications of the Secretary or an Assistant Secretary (or other individual providing similar duties) of such Loan Party as to the absence of any amendment or change to such governing documents since the Effective Date.

(e) KYC Information. The Delayed Draw Incremental Term Loan Lender and the Delayed Draw Incremental Term Loan Lead Arranger shall have received, at least five (5) Business Days prior to the Delayed Draw Incremental Term Facility Effective Date (or such shorter time as agreed by the Delayed Draw Incremental Term Loan Lead Arranger), all documentation and other information requested by the Delayed Draw Incremental Term Loan Lender in writing at least five (5) Business Days prior to such date and required by regulatory authorities under applicable “Know Your Customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and beneficial ownership regulations.

(f) Fees and Expenses. All of the fees and expenses payable on the Delayed Draw Incremental Term Facility Effective Date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

4. Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments, agreements and acknowledgements set forth herein and hereby confirms and ratifies in all respects the Guarantee and Collateral Agreement (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Agreement and the amendments, agreements and acknowledgements contemplated hereby, including without limitation, such Guarantor’s payment and performance obligations with respect to the Delayed Draw Incremental Term Loan made pursuant to the Delayed Draw Incremental Term Facility) and the enforceability of the Guarantee and Collateral Agreement against such Guarantor in accordance with its terms. Notwithstanding the foregoing, the parties hereto acknowledge and agree that any Liens granted under any Security Documents on any property also granted to or held by the Administrative Agent under any Loan Document shall be released on any Collateral Release Date as provided in the Credit Agreement.

5. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Each of the representations and warranties made by any Loan Party pursuant to the Credit Agreement or any other Loan Document (or in any amendment, modification or supplement thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to the Credit Agreement or any other Loan Document, shall (except to the extent that they relate to a particular date, in which case they shall remain true and correct as of such particular date) be true and correct in all material respects (or in all respects if otherwise already qualified by materiality or Material Adverse Effect) on and as of the date hereof as if made on and as of the date hereof, provided that for purposes of this Section 5(a), the representations and warranties contained in Section 5.1 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsection 7.1(a) and (b) of the Credit Agreement, respectively.

(b) The Persons appearing as Subsidiary Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Subsidiary Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Subsidiary Guarantors after the Effective Date, and each of such Persons has become and remains a party to the Guarantee and Collateral Agreement as a “Guarantor”.

(c) This Agreement has been duly authorized, executed and delivered by Intermediate Holding, the Borrower and the Subsidiary Guarantors and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

(d) No Default or Event of Default has occurred and is continuing.

6. Entire Agreement. This Agreement, together with all the Loan Documents and fee letters executed in connection with this Agreement (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Agreement may be amended, changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.1 of the Credit Agreement.

7. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy or in any other electronic format (such as .pdf format) shall be effective as delivery of a manually executed original counterpart of this Agreement. Subject to Section 11.21 of the Credit Agreement, execution of this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be.

9. Governing Law. This Agreement shall in all respects be governed by, and construed and interpreted in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Section 11.15 of the Credit Agreement.

10. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

11. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as modified hereby and as further amended, supplemented or otherwise modified from time to time, and this Agreement shall constitute a Loan Document.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Delayed Draw Incremental Term Loan Lender and each of their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 11.6 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

GRAPHIC PACKAGING INTERNATIONAL, LLC

By:	/s/ Bradford G. Ankerholz
Name:	Bradford G. Ankerholz
Title:	Senior Vice President, Finance

GUARANTORS:

GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC

By:	/s/ Bradford G. Ankerholz
Name:	Bradford G. Ankerholz
Title:	Senior Vice President, Finance

FIELD CONTAINER QUERETARO (USA), L.L.C.

By:	/s/ Bradford G. Ankerholz
Name:	Bradford G. Ankerholz
Title:	Senior Vice President, Finance

INCREMENTAL FACILITY AMENDMENT (DDTL)

GRAPHIC PACKAGING INTERNATIONAL, LLC

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ DeWayne D. Rosse
Name:	DeWayne D. Rosse
Title:	Assistant Vice President

INCREMENTAL FACILITY AMENDMENT (DDTL)

GRAPHIC PACKAGING INTERNATIONAL, LLC

DELAYED DRAW INCREMENTAL TERM LOAN LEAD ARRANGER AND DELAYED DRAW INCREMENTAL TERM LOAN LENDER:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

By:	/s/ André Baladi
Name:	André Baladi
Title:	Managing Director

By:	/s/ Drew Prather
Name:	Drew Prather
Title:	Vice President

INCREMENTAL FACILITY AMENDMENT (DDTL)

GRAPHIC PACKAGING INTERNATIONAL, LLC